Exhibit 99.1

FedEx Corp. Reports Third Quarter Earnings

MEMPHIS, Tenn., March 20, 2018 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the third quarter ended February 28 (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2018		Fiscal 2017
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$16.5 billion	$16.5 billion	$15.0 billion	$15.0 billion
Operating income	$1.00 billion	$1.11 billion	$1.03 billion	$1.10 billion
Operating margin	6.1%	6.7%	6.8%	7.4%
Net income	$2.07 billion	$1.02 billion	$562 million	$625 million
Diluted EPS	$7.59	$3.72	$2.07	$2.30

This year’s quarterly consolidated earnings have been adjusted to exclude the benefit of an estimated $1.15 billion reduction in the company’s net U.S. deferred tax liability attributable to the lower statutory rate enacted as part of the Tax Cuts and Jobs Act (TCJA). Additionally, this year’s and last year’s quarterly consolidated earnings have been adjusted for TNT Express integration expenses. The adjustments are as follows:

	Third Quarter
Impact per diluted share	Fiscal 2018	Fiscal 2017
Net U.S. deferred tax liability remeasurement	($4.21)	—
TNT Express integration expenses	0.34	0.23

“Execution of our long-term growth strategies, customer demand for the unique value of our broad portfolio of solutions and healthy growth in the global economy are driving our performance,” said Frederick W. Smith, FedEx Corp. chairman and chief executive officer. “We expect strong operating performance in each of our transportation segments in the fourth quarter.”

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Operating results benefited from higher base rates, increased volume at FedEx Ground and FedEx Freight, and a favorable net impact from fuel. Results were negatively affected by significantly higher variable compensation accruals, increased peak-related costs at FedEx Express and the impact of adverse weather. Variable compensation increased in connection with the company’s pay actions that were announced following the passage of the TCJA. These variable compensation accruals include the year-to-date impact of the announced changes. TNT Express integration expenses were also higher.

Net results include a tax benefit of $1.53 billion ($5.60 per diluted share) attributable to the TCJA, which has three primary components:

•	A provisional benefit of $1.15 billion ($4.21 per diluted share) from the remeasurement of the company’s net U.S. deferred tax liability for lower tax rates;

•	A benefit of approximately $200 million ($0.75 per diluted share) from an incremental pension contribution made in February and deductible against the company’s prior year taxes at 35%; and

•	A benefit of approximately $170 million ($0.60 per diluted share) attributable to the phase-in of the reduced tax rate applied to the company’s year-to-date earnings.

Outlook

FedEx is unable to forecast the fiscal 2018 year-end mark-to-market (MTM) pension accounting adjustments. As a result, the company is unable to provide fiscal 2018 earnings-per-share guidance or projected fourth quarter fiscal 2018 consolidated operating income or margin on a GAAP basis.

Before year-end MTM pension accounting adjustments, earnings are now projected to be $17.90 to $18.30 per diluted share for fiscal 2018. The fiscal 2018 earnings forecast before year-end MTM pension accounting adjustments and excluding the estimate of the remeasurement of the company’s net U.S. deferred tax liability, expenses related to TNT Express integration and certain first quarter FedEx Trade Networks legal matters is now $15.00 to $15.40 per diluted share.

Before year-end MTM pension accounting adjustments, fourth quarter fiscal 2018 consolidated operating income and margin are projected to be $1.84 billion to $1.94 billion and 10.4% to 11.1%, respectively. Excluding year-end MTM pension accounting adjustments and TNT Express integration expenses, fourth quarter consolidated operating income and margin are projected to be $1.95 billion to $2.05 billion and 11.0% to 11.8%, respectively.

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The projected fourth quarter fiscal 2018 operating margin for each transportation segment is as follows (the adjusted operating margin for the FedEx Express segment excludes TNT Express integration expenses):

Projected Fourth Quarter Operating Margin
	As Reported (GAAP)	Adjusted (Non-GAAP)
FedEx Express segment	9.1% to 9.6%	9.9% to 10.4%
FedEx Ground segment	17.0% to 17.5%	N/A
FedEx Freight segment	8.0% to 9.0%	N/A

These margin forecasts reflect the March 1, 2018 realignment of the company’s specialty logistics and e-commerce solutions into a new organizational structure within the FedEx Express segment. All of the above forecasts assume moderate economic growth.

The capital spending forecast for fiscal 2018 is now $5.8 billion, down $100 million from the prior forecast.

“We are increasing our fiscal 2018 earnings outlook due to foreign tax benefits from our international corporate structure, the benefits from U.S. tax reform and improved operating performance,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “We remain committed to improving operating income at the FedEx Express segment by $1.2 to $1.5 billion in fiscal 2020 versus fiscal 2017.”

FedEx Express Segment

For the third quarter, the FedEx Express segment reported (adjusted measures exclude TNT Express integration expenses):

	Fiscal 2018		Fiscal 2017
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$9.37 billion	$9.37 billion	$8.57 billion	$8.57 billion
Operating income	$424 million	$510 million	$557 million	$610 million
Operating income YOY change %	(24%)	(16%)
Operating margin	4.5%	5.4%	6.5%	7.1%

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Revenue increased due to improved base rates, currency exchange rates and higher fuel surcharges, despite a lingering impact from the June cyberattack affecting TNT Express. Total package volume declined 1%, as lower international domestic and U.S. domestic volumes offset international export package volume growth of 1%. Average daily freight pounds increased 3% on higher volume in both international and U.S. freight services.

As-reported results during the quarter were primarily affected by the estimated impacts of:

•	Higher variable compensation accruals

•	Increased peak-related costs

•	Higher TNT Express integration expenses

•	Adverse weather

•	Unfavorable currency exchange rates

•	Favorable net fuel

Combined, these six factors negatively affected the segment’s year-over-year results by approximately $170 million.

FedEx Ground Segment

For the third quarter, the FedEx Ground segment reported:

	Fiscal 2018	Fiscal 2017	Change
Revenue	$5.22 billion	$4.69 billion	11%
Operating income	$634 million	$515 million	23%
Operating margin	12.1%	11.0%	1.1 pts

Strong revenue growth was driven by average daily package volume growth of 6% and higher base rates. During peak season, record volume was delivered with exceptional service through FedEx Ground’s highly automated and flexible network.

Operating results improved due to the benefits from strong revenue growth and ongoing cost management, partially offset by increased purchased transportation, seasonal staffing and network expansion costs as well as higher variable compensation accruals.

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FedEx Freight Segment

For the third quarter, the FedEx Freight segment reported:

	Fiscal 2018	Fiscal 2017	Change
Revenue	$1.69 billion	$1.49 billion	14%
Operating income	$55 million	$41 million	34%
Operating margin	3.2%	2.7%	0.5 pts

Revenue increased due to less-than truckload (LTL) revenue per shipment growth of 8% and average daily LTL shipment growth of 6%.

Operating results improved primarily due to the benefit from higher LTL revenue per shipment, partially offset by higher variable compensation accruals.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $64 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 425,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. To learn more about how FedEx connects people and possibilities around the world, please visit about.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks, Statistical Books and third quarter fiscal 2018 Earnings Presentation. These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m. EDT on March 20, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (“SEC”) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

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Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, a significant data breach or other disruption to our technology infrastructure, the ongoing impact of the June 27, 2017 cyberattack affecting TNT Express, our ability to successfully integrate the businesses and operations of FedEx Express and TNT Express in the expected time frame or at the expected cost, changes in fuel prices or currency exchange rates, our ability to match capacity to shifting volume levels, new U.S. domestic or international government regulation, future guidance and interpretations relating to the recently enacted TCJA and our ability to realize the benefits of certain provisions of the TCJA, our ability to effectively operate, integrate and leverage acquired businesses, our ability to achieve our FedEx Express segment profit improvement goal, legal challenges or changes related to owner-operators engaged by FedEx Ground and the drivers providing services on their behalf, disruptions or modifications in service by, or changes in the business or financial soundness of, the U.S. Postal Service, the impact from any terrorist activities or international conflicts and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Third Quarter Fiscal 2018 and Fiscal 2017 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted third quarter fiscal 2018 and 2017 consolidated operating income and margin, net income and diluted earnings per share, and adjusted third quarter fiscal 2018 and 2017 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•	Net U.S. deferred tax liability remeasurement; and

•	TNT Express integration expenses.

The provisional benefit from the remeasurement of our net U.S. deferred tax liability is excluded from our third quarter fiscal 2018 consolidated non-GAAP financial measures because it results from the non-recurring impact of a significant change in the U.S. federal statutory tax rate due to the enactment of the TCJA. The adjustment to our third quarter fiscal 2018 consolidated financial measures includes only this transitional impact. This provisional benefit is an estimate subject to adjustment during a 12-month measurement period.

We expect to incur significant expenses over the next few years in connection with our integration of TNT Express. We have adjusted our third quarter fiscal 2018 and 2017 consolidated financial measures and the FedEx Express segment third quarter fiscal 2018 and 2017 financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses are incremental costs directly associated with the integration of TNT Express, including professional and legal fees, salaries and wages, advertising expenses and travel. Internal salaries and wages are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses also include any restructuring charges at TNT Express.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses.

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These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2018 Earnings-Per-Share Guidance and Fourth Quarter Fiscal 2018 Operating Income and Margin Projections

Our fiscal 2018 earnings-per-share (“EPS”) guidance is a non-GAAP financial measure because it excludes the fiscal 2018 year-end MTM pension accounting adjustments, the provisional benefit from the remeasurement of our net U.S. deferred tax liability, projected fiscal 2018 TNT Express integration expenses (which include any restructuring charges at TNT Express), and charges related to certain first quarter FedEx Trade Networks legal matters.

Our projected fourth quarter fiscal 2018 consolidated operating income and margin are non-GAAP financial measures because they exclude the fiscal 2018 year-end MTM pension accounting adjustments and projected fourth quarter fiscal 2018 TNT Express integration expenses. Our projected fourth quarter fiscal 2018 FedEx Express segment operating margin is a non-GAAP financial measure because it excludes projected fourth quarter fiscal 2018 TNT Express integration expenses.

We have provided fiscal 2018 non-GAAP EPS guidance, projected fourth quarter fiscal 2018 non-GAAP consolidated operating income and margin and projected fourth quarter fiscal 2018 non-GAAP FedEx Express segment operating margin for the same reasons that were outlined above for historical non-GAAP measures. The fiscal 2018 year-end MTM pension accounting adjustments are excluded from our fiscal 2018 non-GAAP EPS guidance and projected fourth quarter fiscal 2018 consolidated operating income and margin because these non-cash items are unrelated to our core operating performance. Similarly, charges related to certain first quarter FedEx Trade Networks legal matters are excluded from our fiscal 2018 non-GAAP EPS guidance because they are unrelated to our

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core operating performance and to assist investors with assessing trends in our underlying business. The provisional benefit from the remeasurement of our net U.S. deferred tax liability is excluded from our fiscal 2018 non-GAAP EPS guidance for the same reason described above for historical non-GAAP measures. Projected fiscal 2018 TNT Express integration expenses are excluded from our fiscal 2018 non-GAAP EPS guidance, projected fourth quarter fiscal 2018 non-GAAP consolidated operating income and margin and FedEx Express segment operating margin for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the year-end MTM pension accounting adjustments, as they are significantly impacted by changes in interest rates and the financial markets, so such adjustments are not included in our fiscal 2018 non-GAAP EPS guidance or projected fourth quarter fiscal 2018 consolidated operating income or margin. For this reason, a full reconciliation of our fiscal 2018 non-GAAP EPS guidance and projected fourth quarter fiscal 2018 non-GAAP consolidated operating income and margin to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fourth quarter fiscal 2018 MTM pension accounting adjustments could have a material impact on our full-year and fourth quarter fiscal 2018 consolidated financial results. The tables included below titled “Fiscal 2018 Earnings-Per-Share Outlook” and “Fourth Quarter Fiscal 2018 Outlook—FedEx Corporation” outline the impact of the items that are excluded from our fiscal 2018 non-GAAP EPS guidance and projected fourth quarter fiscal 2018 non-GAAP consolidated operating income and margin, other than the year-end MTM pension accounting adjustments.

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Third Quarter Fiscal 2018

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,001	6.1%	($1,200)	$2,074	$7.59
Net U.S. deferred tax liability remeasurement	—	—	1,150	(1,150)	(4.21)
TNT Express integration expenses[3]	106	0.6%	14	92	0.34

Non-GAAP measure	$1,107	6.7%	($36)	$1,016	$3.72

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$424	4.5%
TNT Express integration expenses	86	0.9%

Non-GAAP measure	$510	5.4%

Third Quarter Fiscal 2017

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,025	6.8%	$337	$562	$2.07
TNT Express integration expenses[3]	78	0.6%	15	63	0.23

Non-GAAP measure	$1,103	7.4%	$352	$625	$2.30

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$557	6.5%
TNT Express integration expenses	53	0.6%

Non-GAAP measure	$610	7.1%

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Fiscal 2018 Earnings-Per-Share Outlook

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before MTM pension accounting adjustments (non-GAAP)[4]		$17.90 to $18.30
Net U.S. deferred tax liability remeasurement[1]	($1,150)	(4.21)

TNT Express integration expenses	$450
Income tax effect[1]	(100)

Net of tax effect	$350	1.29

FedEx Trade Networks legal matters	$7
Income tax effect[1]	(2)

Net of tax effect	$5	0.02

Earnings per diluted share with adjustments (non-GAAP)[4]		$15.00 to $15.40

Fourth Quarter Fiscal 2018 Outlook

FedEx Corporation

Operating
Dollars in millions	Income	Margin
Operating results before MTM pension accounting adjustments (non-GAAP)[4]	$1,840 to $1,940	10.4% to 11.1%
TNT Express integration expenses[3]	110	0.6% to 0.7%

Operating results excluding TNT Express integration expenses (non-GAAP) [4]	$1,950 to $2,050	11.0% to 11.8%

FedEx Express Segment

Operating Margin
GAAP measure	9.1% to 9.6%
TNT Express integration expenses	0.8%

Non-GAAP measure	9.9% to 10.4%

Notes:

1 –	Income taxes are based on the company’s approximate statutory tax rates, and for fiscal 2018, give consideration to the effects of the TCJA on the fiscal 2018 rates.
2 –	Effect of “Total other (expense) income” on net income amount not shown.
3 –	These expenses are recognized at FedEx Corporate and FedEx Express.
4 –	The year-end MTM pension accounting adjustments, which are impracticable to calculate at this time, are excluded.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2018

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended			Nine Months Ended
	February 28			February 28
	2018	2017	%	2018	2017	%
Revenue:
FedEx Express segment	$9,370	$8,569	9%	$27,376	$25,671	7%
FedEx Ground segment	5,222	4,688	11%	14,790	13,397	10%
FedEx Freight segment	1,694	1,492	14%	5,208	4,747	10%
FedEx Services segment	397	389	2%	1,213	1,198	1%
Eliminations and other	(157)	(141)	NM	(451)	(422)	NM

Total Revenue	16,526	14,997	10%	48,136	44,591	8%

Operating Expenses:
Salaries and employee benefits	5,981	5,395	11%	17,241	16,059	7%
Purchased transportation	3,935	3,498	12%	11,220	10,169	10%
Rentals and landing fees	873	834	5%	2,526	2,426	4%
Depreciation and amortization	786	762	3%	2,293	2,241	2%
Fuel	914	735	24%	2,435	2,043	19%
Maintenance and repairs	628	588	7%	1,968	1,765	12%
Other	2,408	2,160	11%	7,073	6,432	10%

Total Operating Expenses	15,525	13,972	11%	44,756	41,135	9%

Operating Income:
FedEx Express segment	424	557	(24%)	1,574	1,873	(16%)
FedEx Ground segment	634	515	23%	1,781	1,590	12%
FedEx Freight segment	55	41	34%	349	264	32%
Eliminations, corporate and other	(112)	(88)	NM	(324)	(271)	NM

Total Operating Income	1,001	1,025	(2%)	3,380	3,456	(2%)

Other Income (Expense):
Interest, net	(125)	(122)	NM	(363)	(354)	NM
Other, net	(2)	(4)	NM	(22)	17	NM

Total Other Expense	(127)	(126)	NM	(385)	(337)	NM
Pretax Income	874	899	(3%)	2,995	3,119	(4%)
Provision for Income Taxes	(1,200)	337	NM	(450)	1,142	NM

Net Income	$2,074	$562	269%	$3,445	$1,977	74%

Diluted Earnings Per Share	$7.59	$2.07	267%	$12.63	$7.31	73%

Weighted Average Common and Common Equivalent Shares	273	271	1%	272	270	1%
Capital Expenditures	$1,372	$1,109	24%	$3,994	$3,790	5%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Third Quarter Fiscal 2018

(In millions)

	Feb. 28, 2018
	(Unaudited)	May 31, 2017
ASSETS

Current Assets
Cash and cash equivalents	$2,789	$3,969
Receivables, less allowances	8,671	7,599
Spare parts, supplies and fuel, less allowances	523	514
Prepaid expenses and other	1,592	546

Total current assets	13,575	12,628
Property and Equipment, at Cost	54,377	50,626
Less accumulated depreciation and amortization	26,680	24,645

Net property and equipment	27,697	25,981

Other Long-Term Assets
Goodwill	7,464	7,154
Other assets	3,115	2,789

Total other long-term assets	10,579	9,943

	$51,851	$48,552

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Short-term borrowings	$799	$—
Current portion of long-term debt	764	22
Accrued salaries and employee benefits	1,945	1,914
Accounts payable	3,102	2,752
Accrued expenses	2,893	3,230

Total current liabilities	9,503	7,918

Long-Term Debt, Less Current Portion	16,017	14,909

Other Long-Term Liabilities
Deferred income taxes	2,401	2,485
Pension, postretirement healthcare and other benefit obligations	2,181	4,487
Self-insurance accruals	1,715	1,494
Deferred lease obligations	532	531
Deferred gains, principally related to aircraft transactions	124	137
Other liabilities	484	518

Total other long-term liabilities	7,437	9,652

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,085	3,005
Retained earnings	23,710	20,833
Accumulated other comprehensive loss	(357)	(415)
Treasury stock, at cost	(7,576)	(7,382)

Total common stockholders’ investment	18,894	16,073

	$51,851	$48,552

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Third Quarter Fiscal 2018

(In millions)

(Unaudited)

	Nine Months Ended
	February 28
	2018	2017
Operating Activities:
Net income	$3,445	$1,977
Noncash charges:
Depreciation and amortization	2,293	2,241
Other, net	(602)	712
Gain from sale of an investment	—	(35)
Changes in operating assets and liabilities, net	(3,974)	(2,250)

Net cash provided by operating activities	1,162	2,645

Investing Activities:
Capital expenditures	(3,994)	(3,790)
Business acquisitions, net of cash acquired	(44)	—
Proceeds from asset dispositions and other	21	123

Net cash used in investing activities	(4,017)	(3,667)

Financing Activities:
Proceeds from short-term borrowings, net	797	—
Principal payments on debt	(31)	(49)
Proceeds from debt issuances	1,481	1,190
Proceeds from stock issuances	284	265
Dividends paid	(402)	(319)
Purchase of treasury stock	(558)	(358)
Other, net	6	2

Cash provided by financing activities	1,577	731

Effect of exchange rate changes on cash	98	(70)

Net decrease in cash and cash equivalents	(1,180)	(361)

Cash and cash equivalents at beginning of period	3,969	3,534

Cash and cash equivalents at end of period	$2,789	$3,173

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2018

(Dollars in millions)

(Unaudited)

	Three Months Ended				Nine Months Ended
	February 28				February 28
	2018	2017	%		2018	2017	%
Revenues:
Package Revenue:
U.S. Overnight Box	$1,836	$1,742	5%		$5,373	$5,173	4%
U.S. Overnight Envelope	435	422	3%		1,317	1,287	2%

Total U.S. Overnight	2,271	2,164	5%		6,690	6,460	4%
U.S. Deferred	996	954	4%		2,796	2,598	8%

Total U.S. Package Revenue	3,267	3,118	5%		9,486	9,058	5%

International Priority	1,813	1,667	9%		5,393	5,144	5%
International Economy	793	692	15%		2,378	2,101	13%

Total International Export Package	2,606	2,359	10%		7,771	7,245	7%
International Domestic[1]	1,128	1,033	9%		3,386	3,136	8%

Total Package Revenue	7,001	6,510	8%		20,643	19,439	6%
Freight Revenue:
U.S.	739	667	11%		2,040	1,895	8%
International Priority	551	471	17%		1,581	1,396	13%
International Economy	492	437	13%		1,354	1,265	7%
International Airfreight	86	84	2%		259	270	(4%	)

Total Freight Revenue	1,868	1,659	13%		5,234	4,826	8%
Other Revenue[2]	501	400	25%		1,499	1,406	7%

Total Express Revenue	$9,370	$8,569	9%		$27,376	$25,671	7%
Operating Expenses:
Salaries and employee benefits	3,484	3,170	10%		10,001	9,393	6%
Purchased transportation	1,478	1,286	15%		4,346	3,963	10%
Rentals and landing fees	532	511	4%		1,520	1,483	2%
Depreciation and amortization	425	420	1%		1,254	1,252	—
Fuel	782	633	24%		2,088	1,753	19%
Maintenance and repairs	420	386	9%		1,327	1,158	15%
Intercompany charges	528	473	12%		1,521	1,403	8%
Other	1,297	1,133	14%		3,745	3,393	10%

Total Operating Expenses	8,946	8,012	12%		25,802	23,798	8%

Operating Income	$424	$557	(24%	)	$1,574	$1,873	(16%	)

Operating Margin	4.5%	6.5%	(2.0 pts	)	5.7%	7.3%	(1.6 pts	)

1 -	International Domestic revenues represent international intra-country operations.
2 -	Includes FedEx Trade Networks.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Third Quarter Fiscal 2018

(Unaudited)

	Three Months Ended				Nine Months Ended
	February 28				February 28
	2018	2017	%		2018	2017	%
PACKAGE STATISTICS[1]

Average Daily Package Volume (000s):
U.S. Overnight Box	1,315	1,322	(1%	)	1,249	1,286	(3%	)
U.S. Overnight Envelope	541	549	(1%	)	548	559	(2%	)

Total U.S. Overnight Package	1,856	1,871	(1%	)	1,797	1,845	(3%	)
U.S. Deferred	1,026	1,025	—		946	904	5%

Total U.S. Domestic Package	2,882	2,896	—		2,743	2,749	—

International Priority	529	535	(1%	)	525	522	1%
International Economy	266	253	5%		265	250	6%

Total International Export Package	795	788	1%		790	772	2%
International Domestic[2]	2,445	2,471	(1%	)	2,447	2,391	2%

Total Average Daily Packages	6,122	6,155	(1%	)	5,980	5,912	1%

Yield (Revenue Per Package):
U.S. Overnight Box	$22.53	$21.24	6%		$22.64	$21.17	7%
U.S. Overnight Envelope	12.97	12.41	5%		12.64	12.12	4%

U.S. Overnight Composite	19.74	18.65	6%		19.59	18.43	6%
U.S. Deferred	15.66	15.00	4%		15.56	15.13	3%

U.S. Domestic Composite	18.29	17.36	5%		18.20	17.34	5%

International Priority	55.26	50.28	10%		54.06	51.82	4%
International Economy	48.01	44.05	9%		47.24	44.24	7%

Total International Export Composite	52.83	48.27	9%		51.77	49.37	5%
International Domestic[2]	7.44	6.74	10%		7.29	6.90	6%

Composite Package Yield	$18.45	$17.06	8%		$18.17	$17.31	5%

FREIGHT STATISTICS[1]

Average Daily Freight Pounds (000s):
U.S.	8,757	8,458	4%		8,311	8,231	1%
International Priority	5,430	5,238	4%		5,342	5,145	4%
International Economy	13,209	12,578	5%		12,215	12,095	1%
International Airfreight	1,757	1,995	(12%	)	1,850	1,941	(5%	)

Total Avg Daily Freight Pounds	29,153	28,269	3%		27,718	27,412	1%

Revenue Per Freight Pound:
U.S.	$1.36	$1.27	7%		$1.29	$1.21	7%
International Priority	1.64	1.45	13%		1.56	1.43	9%
International Economy	0.60	0.56	7%		0.58	0.55	5%
International Airfreight	0.78	0.68	15%		0.74	0.73	1%

Composite Freight Yield	$1.02	$0.95	7%		$0.99	$0.93	6%

Operating Weekdays	62	62	—		190	190	—

1 -	Package and freight statistics do not include FedEx Trade Networks.
2 -	International Domestic represents international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2018

(Dollars in millions)

(Unaudited)

	Three Months Ended				Nine Months Ended
	February 28				February 28
	2018	2017	%		2018	2017	%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground	$4,824	$4,296	12%		$13,586	$12,202	11%
FedEx Supply Chain	398	392	2%		1,204	1,195	1%

Total Revenues	5,222	4,688	11%		14,790	13,397	10%

Operating Expenses:
Salaries and employee benefits	956	834	15%		2,711	2,420	12%
Purchased transportation	2,235	2,015	11%		6,194	5,568	11%
Rentals	209	197	6%		617	567	9%
Depreciation and amortization	187	177	6%		537	508	6%
Fuel	4	3	33%		10	8	25%
Maintenance and repairs	82	83	(1%	)	249	237	5%
Intercompany charges	371	330	12%		1,087	983	11%
Other	544	534	2%		1,604	1,516	6%

Total Operating Expenses	4,588	4,173	10%		13,009	11,807	10%

Operating Income	$634	$515	23%		$1,781	$1,590	12%

Operating Margin	12.1%	11.0%	1.1 pts		12.0%	11.9%	0.1 pts

OPERATING STATISTICS[1]

Operating Weekdays	62	62	—		190	190	—
Average Daily Package Volume (000s)	8,993	8,522	6%		8,408	7,963	6%
Yield (Revenue Per Package)	$8.64	$8.12	6%		$8.49	$8.05	5%

1 -	Operating statistics include only the operations of FedEx Ground (including FedEx SmartPost).

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2018

(Dollars in millions)

(Unaudited)

	Three Months Ended				Nine Months Ended
	February 28				February 28
	2018	2017	%		2018	2017	%
FINANCIAL HIGHLIGHTS

Revenue	$1,694	$1,492	14%		$5,208	$4,747	10%
Operating Expenses:
Salaries and employee benefits	825	733	13%		2,455	2,266	8%
Purchased transportation	263	230	14%		792	739	7%
Rentals	41	36	14%		114	101	13%
Depreciation and amortization	77	69	12%		219	199	10%
Fuel	127	99	28%		336	282	19%
Maintenance and repairs	52	50	4%		169	159	6%
Intercompany charges	130	120	8%		384	370	4%
Other	124	114	9%		390	367	6%

Total Operating Expenses	1,639	1,451	13%		4,859	4,483	8%

Operating Income	$55	$41	34%		$349	$264	32%

Operating Margin	3.2%	2.7%	0.5 pts		6.7%	5.6%	1.1 pts

OPERATING STATISTICS

LTL Operating Weekdays	62	62	—		189	189	—
Average Daily LTL Shipments (000s)
Priority	69.7	65.6	6%		73.5	70.3	5%
Economy	30.6	29.0	6%		31.5	30.9	2%

Total Average Daily LTL Shipments	100.3	94.6	6%		105.0	101.2	4%
Weight Per LTL Shipment (lbs)
Priority	1,232	1,179	4%		1,205	1,173	3%
Economy	1,133	1,155	(2%	)	1,144	1,121	2%

Composite Weight Per LTL Shipment	1,202	1,172	3%		1,187	1,157	3%
LTL Revenue/Shipment
Priority	$242.49	$224.63	8%		$233.31	$220.64	6%
Economy	295.31	272.74	8%		285.99	262.72	9%

Composite LTL Revenue/Shipment	$259.20	$239.82	8%		$249.32	$233.64	7%
LTL Revenue/CWT
Priority	$19.67	$19.06	3%		$19.37	$18.81	3%
Economy	26.07	23.61	10%		24.99	23.44	7%

Composite LTL Revenue/CWT	$21.56	$20.47	5%		$21.01	$20.19	4%